Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

Silicon Graphics, Inc.	Case No. 06-10977 (BRL)

Debtors.	(Jointly Administered)

MONTHLY OPERATING STATEMENT FOR

THE PERIOD FROM JULY 1, 2006 TO JULY 28, 2006

DEBTOR’S ADDRESS:	1200 Crittenden Lane, Mountain View, California 94043

MONTHLY DISBURSEMENTS MADE BY SILICON GRAPHICS, INC.,
	AND ITS DEBTOR SUBSIDIARIES (IN MILLIONS);	$29 Million

DEBTOR’S ATTORNEY:	Weil, Gotshal & Manges LLP
Gary T. Holtzer
Stephen A. Youngman, Esq.
Shai Y. Waisman
767 Fifth Avenue
New York, New York 10153-0119

	MONTHLY OPERATING LOSS (IN MILLIONS):	$6 Million

REPORT PREPARER:	SILICON GRAPHICS, INC., et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verified under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ Kathy Lanterman
Kathy Lanterman Chief Financial Officer and Corporate Controller Silicon Graphics, Inc.

DATE: August 11, 2006

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share amounts, unaudited)

For the Month Ended July 28, 2006
Revenue:
Product and other revenue	$7,090
Product revenue from related party	917
Service revenue	14,087

Total revenue	22,094

Costs and expenses:
Cost of product and other revenue	5,221
Cost of service revenue	8,272
Research and development	5,124
Selling, general, and administrative	7,924
Other operating expenses, net (1)	1,464

Total costs and expenses	28,005

Operating loss	(5,911)

Interest expense	(2,196)
Interest and other income (expense), net	(234)

Loss before reorganization items and income taxes	(8,341)

Reorganization items	(2,585)

Loss before income taxes	(10,926)

Income tax provision	95

Net loss	$(11,021)

Net loss per share - basic and diluted	$(0.04)

Weighted-average shares used to compute net loss per share – basic and diluted	271,563

(1)	Represents charges for estimated restructuring costs and related accretion expense for the month ended July 28, 2006.

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

July 28, 2006
(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$39,694
Short-term marketable investments	309
Short-term restricted investments	49,903
Accounts receivable, net	51,452
Inventories	57,112
Prepaid expenses	9,635
Other current assets	33,885

Total current assets	241,990

Restricted investments	290
Property and equipment, net of accumulated depreciation and amortization	26,884
Other non-current assets	83,816

$352,980

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$11,345
Accrued compensation	23,281
Income taxes payable	883
Other current liabilities	41,659
Current portion of deferred revenue	87,282
Current portion of restructuring liability	5,454
Current portion of long-term debt	103,133

Total current liabilities	273,037

Long-term debt	373
Non-current portion of deferred revenue	43,886
Other non-current liabilities	27,874

Total liabilities not subject to compromise	345,170
Liabilities subject to compromise	317,088

Total liabilities	662,258

Stockholders’ deficit:
Common stock and additional paid-in capital	1,560,159
Accumulated deficit	(1,849,759)
Treasury stock	(6,760)
Accumulated other comprehensive loss	(12,918)

Total stockholders’ deficit	(309,278)

$352,980

The accompanying notes are an integral part of these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, unaudited)

For the Month Ended July 28, 2006
Cash flows from operating activities of continuing operations:
Net loss	$(11,021)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,242
Amortization of premium and discount on long-term debt, net	—
Write-off of unamortized premium and discount on long-term debt subject to compromise	—
Write-off of unamortized loan cost on payoff of term loan	—
Other	(695)
Changes in operating assets and liabilities:
Accounts receivable	8,199
Inventories	(7,099)
Accounts payable	2,140
Accrued compensation	880
Deferred revenue	(7,676)
Other assets and liabilities	(1,842)

Total adjustments	(2,851)

Net cash used in operating activities	(13,872)

Cash flows from investing activities of continuing operations:
Purchases of marketable investments	(108)
Proceeds from the maturities of marketable investments	—
Restricted investments:
Purchases	(3,419)
Maturities	2,389
Purchases of property and equipment	(44)
Decrease in other assets	1,429

Net cash provided by investing activities	247

Cash flows from financing activities of continuing operations:
Payments of debt principal	—
Proceeds from debt financing	—
Net proceeds from (reductions in) financing arrangements	(33)
Proceeds from employee stock plans	—

Net cash used in financing activities of continuing operations	(33)

Net decrease in cash and cash equivalents	(13,658)
Cash and cash equivalents at beginning of period	53,352

Cash and cash equivalents at end of period	$39,694

See accompanying notes to these condensed consolidated financial statements.

SILICON GRAPHICS, INC., et al.

CASE NO. 06-10977 (BRL) (Jointly administered)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Petition for Relief under Chapter 11

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)). The Debtors remain in possession of their assets and properties as debtors-in-possession under the jurisdiction of the Court and in accordance with the provisions of the Bankruptcy Code. In general, as debtors-in-possession, each of the Debtors is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

As a result of the commencement of the Chapter 11 cases, the pursuit of all pending claims and litigation against the Debtors arising prior to or relating to events which occurred prior to the commencement of the Chapter 11 cases is generally subject to an automatic stay under Section 362 of the Bankruptcy Code, and, absent further order of the Bankruptcy Court, no party may take any action to recover any pre-petition claims, enforce any lien against or obtain possession of any property from the Debtors. In addition, pursuant to Section 365 of the Bankruptcy Code, the Debtors may reject or assume pre-petition executory contracts and unexpired leases, and parties affected by rejections of these contracts or leases may file claims with the Court that will be addressed in the context of the Chapter 11 Cases.

We have sought and obtained Court approval through our “first day” and subsequent motions to pay certain foreign vendors, meet our pre- and post-petition payroll obligations, maintain our cash management systems, pay our taxes, continue to provide employee benefits, honor certain pre-petition Customer programs, and maintain our insurance programs. In addition, the Court has approved certain trading notification and transfer procedures designed to allow us to restrict trading in our common stock (and related securities) which could negatively impact our accrued net operating losses and other tax attributes.

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement (the “Interim DIP Agreement”) dated as of May 8, 2006 with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. In June 2006, this interim facility was replaced by the Post-Petition Loan and Security Agreement noted below.

In June 2006, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders there under, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, super priority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their pre-petition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein. During June 2006, we borrowed $100 million against this facility.

At a hearing held on July 27, 2006, the U.S. Bankruptcy Court for the Southern District of New York approved the Company’s Disclosure Statement, ruling that it contained adequate information for soliciting creditor approval of the Company’s Plan of Reorganization. We commenced mailing of the Plan and Disclosure Statements on August 3, 2006. A hearing for the Court to consider confirmation of the Plan is scheduled for September 19, 2006.

2. Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared assuming we will continue as a going concern, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. The unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP), including AICPA Statement of Position (SOP) 90-7 Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the condensed consolidated balance sheet and classified as “liabilities subject to compromise” at the estimated amount of allowable claims. Liabilities not subject to compromise are separately classified as current or non-current. Our condensed consolidated statement of operations portrays the results of operations during Chapter 11 proceedings. As such, any revenues, expenses and gains and losses realized or incurred that are directly related to the bankruptcy case are reported separately as reorganization items due to bankruptcy.

We caution readers not to place undue reliance upon the information in this monthly operating report (Operating Report). The unaudited information in this Operating Report is subject to further review and potential adjustments and may not be indicative of our operating results. There can be no assurance that this Operating Report is complete and we undertake no obligation to update or revise the Operating Report. Further, the amount reported in this Operating Report, when reported on a quarterly basis, may differ materially due to adjustment to accruals, changes in facts and circumstances, changes in estimates, further analysis and other factors. For example, over half of each quarter’s product revenue results from orders booked and shipped during the third month, and disproportionately in the latter half of that month. As such, unaudited results of operations for the month shown herein are not necessarily indicative of operating results for the quarterly period.

Subject to the matters described in this Note 2, these monthly financial statements have been prepared in accordance with U.S. GAAP for interim financial reporting, and accordingly, do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Therefore, these financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended June 24, 2005 filed with the Securities and Exchange Commission on September 22, 2005. All inter-company balances and transactions have been eliminated. As indicated above, the unaudited results of operations for the interim period shown herein are not necessarily indicative of operating results for the entire fiscal year or any future interim period.

The accompanying condensed consolidated financial statements include the accounts of Silicon Graphics, Inc. and our wholly- and majority-owned subsidiaries (both Debtor and Non-Debtor). See schedule I and Schedule II for a breakout between the Debtor and Non-Debtor entities.

In accordance with SOP 90-7, interest expense in the accompanying condensed consolidated statement of operations only reflects amounts that will be paid or are probable of being paid during the bankruptcy proceeding. Contractual interest for the period was $2.3 million, of which $1.1 million was included in the accompanying condensed consolidated statement of operations.

3. Summary of Significant Accounting Policies

Our significant accounting policies are described in Note 2 of the Notes to Consolidated Financial Statements included in our fiscal 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 22, 2005. For interim reporting periods, except as noted above, we follow the same significant accounting policies.

4. Other Operating Expenses (Recovery), Net

Other operating expenses (recovery), net represents the charges for or changes in previously recorded costs associated with our restructuring, costs associated with changes in the estimated useful lives of certain leasehold improvements and furniture and fixtures related to facilities in the process of being vacated, and operating asset write downs for fixed assets and demonstration units and purchase commitments associated with the end of production of existing Prism and Prism Deskside products and the cancellation of future Prism products.

5. Inventories

Inventories were as follows (in thousands):

July 28, 2006
Components and subassemblies	$22,947
Work-in-process	20,625
Finished goods	6,486
Demonstration systems	7,054

Total inventories	$57,112

6. Other Current Assets

Other current assets were as follows (in thousands):

July 28, 2006
Deferred cost of goods sold	$13,352
Value-added tax receivable	6,043
Other	14,490

Total other current assets	$33,885

7. Restricted Investments

Restricted investments consist of short- and long-term investments held under a security agreement or pledged as collateral against letters of credit. The majority of our restricted investments is currently pledged as collateral against letters of credit and is primarily associated with two specific customer arrangements for significant multi-year contracts with long-term delivery and installation commitments. Restricted investments pledged as collateral are held in our name by various financial institutions.

8. Property and Equipment

Property and equipment were as follows (in thousands):

July 28, 2006
Property and equipment, at cost	$339,430
Accumulated depreciation and amortization	(312,546)

Property and equipment, net	$26,884

9. Other Non-Current Assets

Other non-current assets were as follows (in thousands):

July 28, 2006
Spare parts	$20,338
Investments	21,337
Goodwill	12,901
Other	29,240

Total other non-current assets	$83,816

10. Financing Arrangements

Asset-backed Credit Facility

On October 25, 2005, we entered into a two-year asset-backed credit facility with Wells Fargo Foothill, Inc. and Ableco Finance LLC. The facility provides for credit of up to $100 million, consisting of a $50 million revolving line of credit and a $50 million term loan. The borrowing base under this credit facility is determined weekly based on the value of working capital items, real estate and intellectual property. The revolving line of credit bears interest payable monthly at the prime rate plus 0.75% for cash advances up to $30 million. We are using our full capacity under this revolving line to secure $44 million in letters of credit, principally the rent deposits required under our leases for the Amphitheatre and Crittenden Technology Center campuses in Mountain View, California. We deposit additional cash collateral when the eligible accounts receivable and other collateral, which fluctuate within the quarter, are below the level needed to secure our letters of credit. The term loan and cash advances greater than $30 million bear interest payable monthly at the prime rate plus 4.5% or 10.0%, whichever is greater. Letters of credit bear interest payable monthly up to a maximum rate of 3.0%. The facility does not require the permanent deposit of cash collateral. The facility is secured by substantially all of the assets of SGI and its domestic subsidiaries (the Borrowers) and includes covenants for, among other things, minimum levels of EBITDA, minimum levels of cash and cash equivalents, and limits on capital expenditures. Subject to certain specified exceptions, the credit facility also limits the ability of the Borrowers to incur additional indebtedness, create liens on their assets, enter into certain transactions (including mergers, consolidations and reorganizations), dispose of certain assets, pay dividends or other distributions on capital stock, repurchase capital stock or prepay or repurchase debt obligations. The credit facility is subject to acceleration upon various events of default, including nonpayment of principal, interest, fees or other amounts when due, violation of covenants, commencement of insolvency proceedings against any Borrower or any of its U.S. subsidiaries or material foreign subsidiaries, the entry of certain judgments against any Borrower or any of its subsidiaries, cross default to indebtedness of any Borrower or any of its subsidiaries, and invalidity of loan documents or security interests. During the second quarter of fiscal 2006, we borrowed an initial $35 million against the term loan and on February 3, 2006, borrowed the remaining $15 million. See Notes 11 for additional information. We were in violation of the EBITDA covenant under this facility as of March 31, 2006. On May 3, 2006, we received a Default and Forbearance Letter from the lenders resulting from this violation. We accepted the terms of the Default and Forbearance Letter and applied $20 million of cash collateral against the outstanding term loan and reduced our obligation to $30 million. In addition, the full $30 million debt under this credit facility has been classified as short-term. This facility was paid in full with funds from our $130 million DIP financing described below.

DIP Financing

On May 10, 2006, SGI, Silicon Graphics Federal, Inc. and Silicon Graphics World Trade Corporation (collectively, the “Borrowers”) entered into a Post-Petition Loan and Security Agreement dated as of May 8, 2006 (the “Interim DIP Agreement”) with Quadrangle Master Funding Ltd., Watershed Technology Holdings, LLC and Encore Fund, L.P. (collectively, the “Interim DIP Lenders”). The Interim DIP Agreement provides a $70 million term loan to the Borrowers secured by certain of the borrower’s assets. The interest rate under the Interim DIP Agreement is the per annum rate equal to the greater of (i) the rate of interest published in the Wall Street Journal from time to time as the “Prime Rate” plus seven percentage points or (ii) 250 basis points higher than the rate at which cash interest is then payable under the Interim DIP Agreement, provided that upon an event of default, the then current interest rate under the Interim DIP Agreement is increased by two percentage points. We borrowed $23 million against this facility in May 2006 and borrowed an additional $5 million in June 2006. In the latter part of June 2006, this interim facility was replaced by the Post-Petition Loan and Security Agreement noted below.

In June 2006, the Debtors entered into a replacement Post-Petition Loan and Security Agreement with Morgan Stanley Senior Funding, Inc., as lead arranger, bookrunner, and administrative agent (the “Administrative Agent”), Wells Fargo Foothill, Inc., as collateral agent, revolving agent, and syndication agent, the Interim DIP Lenders and certain other lenders parties thereto, providing up to $130 million of debtor in possession financing. The Post-Petition Loan and Security Agreement was approved by the Bankruptcy Court on June 26, 2006. The Order approving the Post-Petition Loan and Security Agreement (i) authorized the Debtors to incur post-petition secured indebtedness in the amount of $130 million while granting to the Administrative Agent and lenders there under, subject to specified “permitted” prior liens, and a “carve-out” for specified professional fees and other costs and expenses, super priority administrative expense claims and first priority priming liens against, and security interests in, substantially all of the Debtors’ then-owned and after-acquired property, (ii) authorized the Debtors to repay amounts owed under their pre-petition credit agreement, which was repaid on June 28, 2006, (iii) authorized the Debtors to repay amounts borrowed under the Interim DIP Agreement, and (iii) authorized the Debtors’ use of cash collateral of their secured notes and granted to the secured notes certain adequate protection of their interests therein. During June 2006, we borrowed $100 million against this facility.

11. Debt

Debt was as follows (in thousands):

July 28, 2006
$130 million DIP facility	$100,000
Other	3,506

103,506
Less amounts due within one year	(103,133)

Amounts due after one year	$373

See Note 10 for further information regarding the $130 million DIP financing.

Other long-term debt at July 28, 2006 includes $3 million of proceeds received in connection with products sold under certain sales-type lease arrangements, after which we sold the lease receivables to certain financial institutions. These long-term debt amounts represent future revenue streams for customer support contracts on those leased products that we are required under EITF 88-18, Sales of Future Revenue, to classify as debt. These future revenue streams will be amortized into revenue over the life of the contracts and will have no future cash-flow impact. Other long-term debt at July 28, 2006 also included a $1 million loan secured by a receivable. The loan bears interest at a fixed annual rate of 5.22% and is repayable in quarterly installments ending in fiscal 2008.

12. Liabilities Subject to Compromise

Liabilities subject to compromise consist of the following (in thousands):

July 28, 2006
6.50% Senior Secured Convertible Notes due June 1, 2009	$188,578
6.125% Convertible Subordinated Debentures due February 1, 2011	56,776
11.75% Senior Secured Notes due June 1, 2009	2,386
Accounts payable	55,193
Accrued liabilities	14,155

Amounts due after one year	$317,088

In accordance with SOP 90-7, we ceased to accrue and recognize interest expense on liabilities subject to compromise as noted above. In addition, debt discounts and premiums, as well as capitalized debt issue costs associated with the above debt have been adjusted to reflect the debt at its probable allowed claim amount, resulting in a credit adjustment of approximately $ 7.3 million recorded as reorganization items in May 2006. Accounts payable and accrued liabilities subject to compromise represent our best estimated of known or potential pre-petition liabilities that are probable of resulting in an allowed claim against us in connection with the bankruptcy filings and are recorded at the estimated amount of the allowed claim, which may differ from the amount for which the liability will be settled. Such claims remain subject to future adjustment resulting from negotiations, actions of the Court, rejection of executory contracts and unexpired leases, the determination as to the value of any collateral securing claims, proofs of claim or other events.

13. Rejected Contracts

Initially we identified three leases, two subleases and eight executory contracts for rejection. On May 31, 2006, the Court approved the rejection of the identified leases, subleases and executory leases. We continue to evaluate our unexpired leases and subleases of nonresidential real property and certain executory contracts to determine which contracts will be assumed, assumed and assigned, or rejected.

Schedule I

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATING BALANCE SHEET

(Unaudited)

(In thousands)

July 28, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Assets:
Current assets:
Cash and cash equivalents	$8,799	$30,895	$—	$39,694
Short-term marketable investments	—	309	—	309
Short-term restricted investments	6,052	43,851	—	49,903
Accounts receivable, net	24,275	27,177	—	51,452
Inventories	56,718	420	(26)	57,112
Prepaid expenses and other current assets	947,609	47,166	(951,255)	43,520

Total current assets	1,043,453	149,818	(951,281)	241,990
Property and equipment, net of accumulated depreciation and amortization	24,511	2,373	—	26,884
Other non-current assets	179,897	234,023	(329,814)	84,106

	$1,247,861	$386,214	$(1,281,095)	$352,980

Liabilities and Stockholders’ Deficit:
Liabilities not subject to compromise:
Current liabilities:
Accounts payable	$6,838	$4,507	$—	$11,345
Accrued compensation	12,340	10,941	—	23,281
Current portion of long-term debt	102,415	718	—	103,133
Other current liabilities	1,055,400	26,199	(946,321)	135,278

Total current liabilities	1,176,993	42,365	(946,321)	273,037
Non-current portion of deferred revenue	16,333	27,553	—	43,886
Other non-current liabilities	10,268	17,979	—	28,247

Total liabilities not subject to compromise	1,203,594	87,897	(946,321)	345,170
Liabilities subject to compromise	317,088	—	—	317,088

Total liabilities	1,520,682	87,897	(946,321)	662,258

Total stockholders’ deficit	(272,821)	298,317	(334,774)	(309,278)

	$ 1,247,861	$386,214	$(1,281,095)	$352,980

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule II

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

(Unaudited)

(In thousands)

For the month ended July 28, 2006

	Debtors	Non-Debtors	Eliminations (1)	Consolidated
Total revenue	$17,110	$4,984	$—	$22,094
Costs and expenses:
Cost of revenue	10,288	3,205	—	13,493
Research and development	4,769	355	—	5,124
Selling, general and administrative	4,010	3,914	—	7,924
Other operating, net (1)	960	504	—	1,464

Total costs and expenses	20,027	7,978	—	28,005

Operating loss	(2,917)	(2,994)	—	(5,911)

Interest expense	(2,182)	(14)	—	(2,196)
Interest and other income (expense), net	(1,540)	1,306	—	(234)

Loss before reorganization items and income taxes	(6,639)	(1,702)	—	(8,341)
Reorganization items:
Provision for rejected executory contracts		—	—
Research and development		—	—
Adjustments to debt carrying values for amounts in excess of allowed claims	—	—	—	—
Professional fees	(2,585)	—	—	(2,585)

Loss before income taxes	(9,224)	(1,702)	—	(10,926)
Income tax provision (benefit)	—	95	—	95

Net loss	$(9,224)	$(1,797)	$—	$(11,021)

(1)	Consolidated financial results are comprised of Debtor and Non-Debtor entities that have affiliated transactions with other Debtor and Non-Debtor entities. Amounts included under the heading “Eliminations” represent entries required to properly eliminate transactions between affiliated entities for consolidated financial statement presentation purposes.

Schedule III

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF PAYROLL AND PAYROLL TAXES

(Unaudited)

(In thousands)

For the period from July 1, 2006 to July 28, 2006

Gross wages paid (1)	$8,976

Employee payroll taxes withheld (2)	$2,233

Employer payroll tax contributions incurred	$605

(1)	Gross Wages were paid on July 14, 2006 and July 28, 2006.
(2)	Taxes are remitted by SGI to a third party vendor and paid by the vendor to the appropriate tax authorities.

Schedule IV

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF FEDERAL, STATE AND OTHER TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(Unaudited)

(In thousands)

For the period from July 1, 2006 to July 28, 2006

	Amount Withheld / Accrued	Amount Paid
Federal and state income taxes	$—	$—

State and local taxes:
Sales and use	$23	$206
Property	—	—
VAT, net	974	533
Other	—	—

Total state and local taxes	$997	$739

Aging of Net Amounts Withheld / Accrued:	July 28, 2006
0 to 30 Days	$160
31 to 60 Days	882
61 to 90 Days	196
> 90 Days (1)	(241)

$997

(1)	Amounts represent net VAT tax refunds to be received.

Schedule V

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from July 1, 2006 to July 28, 2006

Cash – beginning of month	$27,235,660

Receipts From Operations
Cash sales	—

Collections of Accounts Receivable
Pre-petition (SGI Inc.)	—
Pre-petition (SGI Federal)	—
Post-petition (SGI Inc.)	6,860,544
Post-petition (SGI Federal)	7,858,333
International receipts	2,175,552

Total operating receipts	16,894,429

Non-operating Receipts
International transfers	—
Funding lenders	—
Other	268,440

Total non-operating receipts	268,440

Total receipts	17,162,869
Total cash available	44,398,529

Operating Disbursements
Accounts payable (SGI Inc.)	17,013,789
Accounts payable (SGI Federal)	336,978
Payroll (SGI Inc.)	8,032,461
Payroll (SGI Federal)	2,384,508
Taxes (SGI Inc.)	—
Taxes (SGI Federal)	—
Interest	114,064
Bank fees / other	31,819
International Disbursements	618,873

Total operating disbursements	28,532,491

Non-operating Disbursements

Term Loan Payoff	—

Total non-operating disbursements	—

Total disbursements	28,532,491

Net cash flow	(11,369,622)
Change in float	(164,298)

Cash – end of period	$15,701,740

Schedule V (continued)

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

SCHEDULE OF CASH RECEIPTS AND DISBURSEMENTS BY DEBTOR

(Unaudited) (In dollars)

For the period from July 1, 2006 to July 28, 2006

TOTAL DISBURSEMENTS BY DEBTOR

Legal Entity	Case Number	Disbursements
Silicon Graphics, Inc.	06-10977 (ALG)	$25,811,005
Silicon Graphics Federal, Inc.	06-10978 (ALG)	2,721,486
Cray Research, LLC	06-10979 (ALG)	—
Silicon Graphics Real Estate, Inc.	06-10980 (ALG)	—
Silicon Graphics World Trade Corporation	06-10981 (ALG)	—
Silicon Studio, Inc.	06-10982 (ALG)	—
Cray Research America Latina Ltd.	06-10983 (ALG)	—
Cray Research Eastern Europe Ltd.	06-10984 (ALG)	—
Cray Research India Ltd.	06-10985 (ALG)	—
Cray Research International, Inc.	06-10986 (ALG)	—
Cray Financial Corporation	06-10987 (ALG)	—
Cray Asia/Pacific, Inc.	06-10988 (ALG)	—
ParaGraph International, Inc.	06-10989 (ALG)	—
WTI Development, Inc.	06-10990 (ALG)	—

Total disbursements		$28,532,491

SILICON GRAPHICS, INC., et al.

(Debtors-in-Possession)

CASE NO. 06-10977 (BRL) (Jointly Administered)

DEBTOR’S STATEMENT REGARDING INSURANCE POLICIES

For the period from July 1, 2006 to July 28, 2006

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.